UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2026

QXO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38063	16-1633636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five American Lane Greenwich, Connecticut	06831
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-998-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	QXO	New York Stock Exchange
Depositary Shares, each representing a 1/20th interest in a share of 5.50% Series B Mandatory Convertible Preferred Stock, par value $0.001 per share	QXO.PRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously announced, on April 18, 2026, QXO, Inc., a Delaware corporation (“QXO”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with TopBuild Corp., a Delaware corporation (“TopBuild”), Titanium MergerCo, Inc., a Delaware corporation and a wholly owned subsidiary of QXO (“Titanium Merger Sub”), and Titanium MergerCo 2, LLC, a Delaware limited liability company and a wholly owned subsidiary of QXO (“Forward Merger Sub”). The Merger Agreement provides that, among other things, and subject to the satisfaction or waiver of certain customary conditions set forth therein, (i) Titanium Merger Sub will merge with and into TopBuild (the “Titanium Merger”), with TopBuild surviving as a wholly owned subsidiary of QXO, and (ii) immediately following the Titanium Merger, TopBuild will merge with and into Forward Merger Sub (the “Forward Merger” and, together with the Titanium Merger, the “Merger”), with Forward Merger Sub surviving the Forward Merger as a wholly owned subsidiary of QXO.

On June 29, 2026, QXO held a virtual special meeting of its stockholders (the “Special Meeting”) to vote upon (i) a proposal to approve the issuance of shares of QXO’s common stock, par value of $0.00001 per share (“Common Stock”), constituting the stock consideration to be issued to stockholders of TopBuild in the Titanium Merger as contemplated by the Merger Agreement (the “QXO Share Issuance Proposal”) and (ii) a proposal to approve an amendment of QXO’s fifth amended and restated certificate of incorporation to increase the number of authorized shares of Common Stock from 2,000,000,000 to 4,000,000,000 (the “QXO Charter Amendment Proposal”). Prior to the Special Meeting, QXO filed a definitive joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) with the U.S. Securities and Exchange Commission on May 29, 2026. The Joint Proxy Statement/Prospectus describes the Special Meeting, the QXO Share Issuance Proposal, the QXO Charter Amendment Proposal, the Merger and related information and was first mailed to QXO stockholders on or about May 29, 2026.

As of the close of business on May 26, 2026, the record date for the determination of stockholders entitled to vote at the Special Meeting, there were 725,305,345 shares of Common Stock issued and outstanding, with each share of Common Stock being entitled to one vote, 1,000,000 shares of Convertible Perpetual Preferred Stock, par value of $0.001 per share (“Convertible Preferred Stock”), issued and outstanding, with each share of Convertible Preferred Stock being entitled to approximately 219 votes (representing 219,010,074 votes) and 200,000 shares of Series C Convertible Perpetual Preferred Stock, par value $0.001 per share (“Series C Preferred Stock”), issued and outstanding, with each share of Series C Preferred Stock being entitled to approximately 433 votes (representing 86,645,697 votes). In total, 1,030,961,116 votes were eligible to be cast at the Special Meeting based on the number of outstanding shares of Common Stock, Convertible Preferred Stock and Series C Preferred Stock, voting together as a single class, constituting all of the outstanding voting securities of the Company.

At the Special Meeting, the holders of 502,788,154 shares of Common Stock, 946,825 shares of Convertible Preferred Stock and 37,129 shares of Series C Preferred Stock representing 70.44% of the outstanding voting securities of the Company entitled to vote at the Special Meeting, were represented in person or by proxy constituting a quorum.

The final voting results for the proposals voted on at the Special Meeting are as follows:

QXO Share Issuance Proposal:

QXO’s stockholders approved the QXO Share Issuance Proposal as follows:

Votes For	Votes Against	Votes Abstained
724,999,647	1,005,727	232,333

QXO Charter Amendment Proposal:

QXO’s stockholders approved the QXO Charter Amendment Proposal as follows:

Votes For	Votes Against	Votes Abstained
722,439,916	3,503,259	294,532

In connection with the Special Meeting, QXO also solicited proxies with respect to the approval of one or more adjournments of the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there were not sufficient votes to approve the QXO Share Issuance Proposal (the “QXO Adjournment Proposal”). As there were sufficient votes at the time of the Special Meeting to approve the QXO Share Issuance Proposal, the QXO Adjournment Proposal was unnecessary and such proposal was not submitted to the stockholders for approval at the Special Meeting.

Item 7.01	Regulation FD Disclosure.

On June 29, 2026, QXO and TopBuild issued a joint press release announcing the final results of the voting at their respective special meetings of stockholders each held on June 29, 2026. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information furnished in Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference into any filing of QXO under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Joint Press Release, dated as of June 29, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2026	QXO, INC.

	By:	/s/ Christopher Signorello
Christopher Signorello
Chief Legal Officer